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                                                                 EXHIBIT 99.B5

                             SUB-ADVISORY CONTRACT

                            WELLS FARGO BANK, N.A.
                               525 Market Street
                           San Francisco, CA  94163

                                  May 1, 1998


Wells Capital Management
525 Market Street
San Francisco, California  94163

Dear Sirs:

     This will confirm the agreement by and among Wells Fargo Bank, N.A. (the "Advisor"), Life & Annuity Trust (the "Trust"), on behalf of each Fund listed on attached Appendix I, (each, a "Fund" and collectively, the "Funds") and Wells Capital Management (the "Sub-Advisor") as follows:

     1. The Trust is a registered open-end management investment company currently consisting of a number of investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios. The Trust proposes to engage in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with the investment objective and restrictions specified in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "Act") and the Securities Act of 1933. Copies of the Registration Statement have been furnished to the Advisor. Any amendments to the Registration Statement shall be furnished to the Advisor promptly.

     2. The Trust has engaged the Advisor to manage the investing and reinvesting of the Funds' assets and to provide the advisory services specified elsewhere in the Advisory Contract between the Trust and the Advisor, subject to the overall supervision of the Board of Trustees of the Trust. Pursuant to Administration and Co-Administration Agreements between and among the Trust, on behalf of the Funds, and the administrator and co-administrator (the "Administrators"), the Trust has engaged the Administrators to provide the administration services specified therein.

     3. (a) The Advisor hereby employs the Sub-Advisor to perform for the Funds certain advisory services and the Sub-Advisor hereby accepts such employment. The Advisor shall retain the authority to establish and modify, from time to time, the investment strategies and approaches followed by the Sub-Advisor, subject, in all respects, to the supervision and direction of the Trust's Board of Trustees and subject to compliance with the investment objective, policies and restrictions set forth in the Registration Statement.

       (b) Subject to the overall supervision and control of the Advisor and the Trust, the Sub-Advisor shall be responsible for investing and reinvesting the Funds' assets in a manner consistent with the investment strategies and approaches referenced in subparagraph (a), above. In this regard, the Sub-Advisor, in accordance with the investment objective, policies and restrictions set forth in the Registration Statement, shall be responsible for implementing and monitoring the performance of the investment model employed with respect to a Fund and shall furnish to the Advisor periodic reports on the investment activity and performance of the Funds. The Sub-Advisor shall also furnish such additional reports and information as the Advisor and the Trust's Board of Trustees and officers shall reasonably request.

       (c) The Sub-Advisor shall, at its expense, employ or associate with itself such persons as the Sub-Advisor believes appropriate to assist it in performing its obligations under this contract.

       4. The Advisor shall be responsible for the fees paid to the Sub-Advisor for its services thereunder. The Sub-Advisor agrees that it shall have no claim against the Trust or the Fund respecting compensation under this contract. In consideration of the services to be rendered by the Sub-Advisor under this contract, the Advisor shall pay the Sub-Advisor monthly fees at the rates specified on Appendix 1 hereto. If the fee payable to the Sub-Advisor pursuant to this Paragraph 4 begins to accrue on a day after the first day of any month or if this contract terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of that month to the termination date, shall be prorated according to the proportion that such period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fee, the value of a Fund's net assets shall be computed in the manner specified in the Registration Statement for the computation of the value of such Fund's net assets in connection with the determination of the net asset value of Fund shares.

       5. The Sub-Advisor shall give the Trust the benefit of the Sub-Advisor's best judgment and efforts in rendering services under this contract. As consideration and as an inducement to the Sub-Advisor's undertaking to render these services, the Trust and the Advisor agree that the Sub-Advisor shall not be liable under this contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this contract shall be deemed to protect or purport to protect the Sub-Advisor against any liability to the Advisor, the Trust or its shareholders to which the Sub-Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Advisor's duties under this contract or by reason of reckless disregard of its obligations and duties thereunder.

     6. This contract shall become effective as of its execution date and shall thereafter continue in effect, provided that this contract shall continue in effect for a period of more than two years from the date hereof only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of a Fund's outstanding voting securities (as defined in the Act) or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called specifically for the purpose of continuing this Sub-Advisory Contract, of a majority of the Trust's Trustees who are not parties to this contract or "interested persons" (as defined in the

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

Act) of any such party. This contract may be terminated, upon 60 days' written notice to the Sub-Advisor, by the Trust, without the payment of any penalty, by a vote of a majority of such Fund's outstanding voting securities (as defined in the Act) or by a vote of a majority of the Trust's entire Board of Trustees. The Sub-Advisor may terminate this contract on 60 days' written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

     7. Except to the extent necessary to perform the Sub-Advisor's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Sub-Advisor, or any affiliate of the Sub-Advisor, or any employee of the Sub-Advisor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     8. This contract shall be governed by and construed in accordance with the laws of the State of California.

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     If the foregoing correctly sets forth the agreement by and among the Trust, the Advisor and the Sub-Advisor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                             Very truly yours,

                             WELLS FARGO BANK, N.A.

                             By: /s/ Michael J. Hogan
                                 ------------------------------
                                 Name:  Michael J. Hogan
                                 Title:  Senior Vice President

                             By: /a/ Elizabeth A. Gottfried
                                 ------------------------------
                                 Name:  Elizabeth A. Gottfried
                                 Title:  Vice President


AGREED to as of the date set forth above:

WELLS CAPITAL MANAGEMENT, INC.

By: /s/ Robert Bissell
   Name:  Robert Bissell
   Title: Executive Vice President




ACCEPTED as of the date
set forth above:

LIFE & ANNUITY TRUST,
on behalf of each Fund listed on
attached Appendix I

By:  /s/ Richard H. Blank, Jr.
   ---------------------------
   Richard H. Blank, Jr.
   Chief Operating Officer

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

                                   APPENDIX I


     Sub-advisory fees shall be paid monthly on the first business day of each month, at the annual rates specified below of each Fund's average daily value (as determined on each day that such value is determined for the Fund at the time set forth in the Prospectus for determining net asset value per share) during the preceding month.



FUND                                                         FEE (PER FUND)
------------------------------------------------------------------------------------------
Equity Value Fund                              0.25% of the first $200 million in assets
Growth Fund                                    0.20% of the next $200 million in assets
Strategic Growth Fund                          0.15% of all assets over $400 million
------------------------------------------------------------------------------------------
Money Market Fund                              0.05% of the first $960 million in assets
                                               0.04% of all assets above $960 million
------------------------------------------------------------------------------------------
Corporate Bond Fund                            0.15% of the first $400 million in assets
                                               0.125% of the next $400 million in assets
                                               0.10% of all assets over $800 million
------------------------------------------------------------------------------------------



Approved:  April 30, 1998

Approved as amended:  July 30, 1998 to include the Corporate Bond Fund


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